As filed with the Securities and Exchange Commission on July 7, 2006
Registration No. 333-114382

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROADCOM CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0480482 (I.R.S. Employer Identification Number)

16215 Alton Parkway
Irvine, California 92618
(949) 450-8700
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

David A. Dull, Esq.
Senior Vice President, Business Affairs, General Counsel and Secretary
Broadcom Corporation
16215 Alton Parkway
Irvine, California 92618
(949) 450-8700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Patrick T. Seaver, Esq.
Derek D. Dundas, Esq.
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
(714) 540-1235

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-114382) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

Page
Deregistration of Common Stock	1
Signatures	2

DEREGISTRATION OF COMMON STOCK
     The Registrant hereby amends its Registration Statement on Form S-3 (No. 333-114382), filed with the Securities and Exchange Commission (the “Commission”) on April 9, 2004 (the “Registration Statement”) by deregistering the shares of the Registrant’s common stock, par value $0.0001 per share (the “Shares”) that remain registered but unsold pursuant to the Registration Statement as of the close of business on the date hereof.
     The Registrant initially filed the Registration Statement on behalf of the purchasers (the “Selling Stockholders”) of 2,175,537 Shares in satisfaction of its contractual obligation to register the Shares for resale by the Selling Stockholders in connection with the Registrant’s acquisition of Sand Video, Inc. in April 2004. Pursuant to the acquisition agreement, the Registrant is no longer obligated to keep the Registration Statement effective and desires to deregister the Shares that remain unsold.
     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”), and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes the unsold Shares from registration.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Broadcom Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, state of California, on July 7, 2006.

BROADCOM CORPORATION
By:	/s/ Henry Samueli
Henry Samueli
Chairman of the Board and Chief Technical Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. McGregor Scott A. McGregor	President and Chief Executive Officer; Director	July 7, 2006

* Henry Samueli, Ph.D.	Chairman of the Board and Chief Technical Officer	July 7, 2006

* William J. Ruehle	Senior Vice President and Chief Financial Officer	July 7, 2006

* Bruce E. Kiddoo	Vice President and Corporate Controller	July 7, 2006

* George L. Farinsky	Director	July 7, 2006

/s/ Maureen E. Grzelakowski Maureen E. Grzelakowski	Director	July 7, 2006

/s/ Nancy H. Handel Nancy H. Handel	Director	July 7, 2006

* John Major	Director	July 7, 2006

* Alan E. Ross	Director	July 7, 2006

* Robert E. Switz	Director	July 7, 2006

* Werner F. Wolfen	Director	July 7, 2006

*By:	/s/ Henry Samueli

Henry Samueli, Ph.D. As Attorney-in-Fact

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